Exhibit 32.1

CERTIFICATION
FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Rockies Region 2006 Limited Partnership (the “Registrant”) on Form 10-K for the period ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James M. Trimble	March 27, 2013
James M. Trimble
President and Chief Executive Officer
PDC Energy, Inc.
Managing General Partner

/s/ Gysle R. Shellum	March 27, 2013
Gysle R. Shellum
Chief Financial Officer
PDC Energy, Inc.
Managing General Partner